Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2024, in the Annual Report on Amendment No. 1 to Form 10-K of our former client, PishPosh, Inc., dated December 3, 2024.

/s/ Morison Cogen LLP
Blue Bell, Pennsylvania
December 3, 2024